As filed with the Securities and Exchange Commission on March 24, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Neurogene Inc.
(Exact name of registrant as specified in its charter)

Delaware	98-0542593
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
535 W 24th St.
5th Floor
New York, NY 10011
(855) 508-3568
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Donna Cochener
Senior Vice President, General Counsel
Neurogene Inc.
535 W 24th St.
5th Floor
New York, NY 10011
(855) 508-3568
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ryan A. Murr
Branden C. Berns
Gibson, Dunn & Crutcher LLP
One Embarcadero Center, Suite 2600
San Francisco, CA 94111
(415) 393-8373
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MARCH 24, 2025
PROSPECTUS
Neurogene Inc.
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

From time to time, we may issue, in one or more series or classes, up to a maximum aggregate offering price of $300,000,000 of our common stock, preferred stock, debt securities, warrants and/or units, at prices and on terms that we will determine at the time of the offering.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. We may not sell any securities under this prospectus without delivery of the applicable prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.
You should read this prospectus, the applicable prospectus supplement and any related free writing prospectus carefully, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
Our Common Stock, par value $0.000001 per share, is traded on The Nasdaq Global Market (“Nasdaq”) under the symbol “NGNE.” On March 21, 2025, the last reported sale price for our Common Stock was $14.21 per share.

An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 2 of this prospectus and any applicable prospectus supplement. We are a “smaller reporting company” as defined by Rule 12b-2 of the Exchange Act and are subject to reduced public company reporting requirements. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2025.

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus from time to time in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should carefully read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
In this prospectus, unless the context otherwise requires, the terms “Neurogene,” the “Registrant,” the “Company,” “we,” “us,” and “our” refer to Neurogene Inc. (formerly Neoleukin Therapeutics, Inc.), a Delaware corporation, and Neurogene Inc., a Nevada corporation, the wholly owned operating subsidiary of the Delaware corporation. The name “Neurogene” is a trademark of the Company in the United States. This report also contains references to registered marks, trademarks and trade names of other companies that are property of their respective holders. All other trademarks, registered marks and trade names appearing in this report are the property of their respective holders.
i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
We make “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in this prospectus and any accompanying prospectus supplement, including the documents that we incorporate by reference herein and therein. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “may,” “will,” “intend,” “plan,” “believe,” “anticipate,” “expect,” “estimate,” “predict,” “potential,” “continue,” “likely,” “target,” “forecast,” or “opportunity,” the negative of these words or other similar words. Similarly, statements that describe our plans, strategies, intentions, expectations, objectives, goals or prospects and other statements that are not historical facts are also forward-looking statements. For such statements, we claim the protection of the Private Securities Litigation Reform Act of 1995. Readers of this prospectus are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the time this prospectus was filed with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks and uncertainties include, without limitation, the risk factors discussed in the section titled “Risk Factors” and elsewhere and incorporated by reference in this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements.
This prospectus also contains or incorporates by reference estimates, projections, and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.
ii

THE COMPANY
We are a clinical-stage biotechnology company committed to overcoming the limitations of conventional gene therapy and turning today’s complex devastating neurological diseases into treatable conditions. By harnessing our proprietary transgene regulation technology, EXACTTM (Expression Attenuation via Construct Tuning), we are building a robust and differentiated product portfolio of genetic medicines for rare neurological diseases with high unmet need not otherwise addressable by conventional gene therapy. Our EXACT approach leverages key scientific breakthroughs, including gene transfer technology, microRNA-based genetic circuits, and adeno-associated virus delivery, and is designed to deliver therapeutic levels of transgene to key areas of the brain that underlie neurological disease pathology.
Our first clinical-stage program to utilize the EXACT platform is NGN-401, which is in development for the treatment of Rett syndrome, a disease with a patient population that has a significant unmet need, and that ultimately progresses to substantial neurological and physical impairment and premature death. We are conducting a Phase 1/2 open-label, multi-center clinical trial of NGN-401 gene therapy for the treatment of female patients with classic Rett syndrome that is assessing the safety, tolerability, and efficacy of NGN-401 at a dose of 1E15 vg.
In addition to NGN-401, we have also been pursuing a conventional gene therapy program in a Phase 1/2 clinical trial of NGN-101 for the treatment of CLN5 Batten disease. This patient population has a significant unmet need, and experiences extensive neurological and physical impairment leading to blindness, loss of motor function and early mortality. Our Phase 1/2 clinical trial of NGN-101 was the first trial to assess the treatment of both neurodegenerative and ocular disease manifestations of Batten disease. In November 2024, we announced that the Company does not expect to move forward with the NGN-101 CLN5 Batten disease gene therapy program; given the rarity of the disease, continued investment in the program was predicated on alignment on a streamlined registrational pathway with FDA. To support a streamlined pathway, we submitted a regenerative medicine advanced therapy (“RMAT”) application to the FDA. Despite our belief that we met the standard of preliminary clinical evidence required to obtain an RMAT designation, the RMAT application was denied. We are currently evaluating options for the program.
Corporation Information
On December 18, 2023, we completed our business combination (the “Reverse Merger”) with Neurogene Inc., a Nevada corporation (“Neurogene OpCo”). In connection with the completion of the Reverse Merger, the Company changed its name from “Neoleukin Therapeutics, Inc.” to “Neurogene Inc.,” and the business conducted by the Company became primarily the business conducted by Neurogene OpCo.
Our principal executive offices are located at 535 W 24th St., 5th Floor, New York, NY 10011 and our telephone number is (855) 508-3568. Our website is www.neurogene.com. Information contained on or accessible through our website is not a part of this prospectus supplement, and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our Common Stock held by non-affiliates is less than $700.0 million and our annual revenue is less than $100.0 million during the most recently completed fiscal year. We will continue to be a smaller reporting company so long as either (i) the market value of our Common Stock held by non-affiliates is less than $250.0 million or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report and smaller reporting companies have reduced disclosure obligations regarding executive compensation.

RISK FACTORS
Investing in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus. It is not possible to predict or identify all such risks; our business, financial condition, results of operations and future growth prospects could also be materially and adversely affected by factors, events or uncertainties that are not presently known to us or that we currently do not consider to present significant risks to our operations. Therefore, you should not consider the risks and uncertainties described in the documents incorporated by reference herein to be a complete statement of all the potential risks or uncertainties that we face. For more information, see “Information Incorporated by Reference” and “Where You Can Find More Information”.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale by us of the securities to which this prospectus relates will be used as working capital, including continuing to advance our pipeline through preclinical studies and clinical trials, and for general corporate purposes. Our expected use of proceeds from the sale of the securities offered hereby represents our current intentions based on our present plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the proceeds to be received from the sale of the securities offered hereby or the amounts that we will actually spend on the uses set forth above.
Pending the use of the net proceeds, we may invest the proceeds in a variety of capital preservation investments, including interest-bearing, investment-grade securities, certificates of deposit or government securities. When we offer and sell the securities to which this prospectus relates, the prospectus supplement related to such offering will set forth our intended use of the proceeds, if any, received from the sale of such securities.

SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the applicable prospectus supplement.
DESCRIPTION OF SECURITIES
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our amended and restated certificate of incorporation (“charter”), our amended and restated bylaws (“bylaws”) and applicable provisions of Delaware corporate law. You should read our charter and our bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.
Authorized Capital Stock
Our authorized capital stock consists of 450,000,000 shares of common stock, par value $0.000001 per share (“Common Stock”), and 50,000,000 shares of undesignated preferred stock, par value $0.000001 per share (“Preferred Stock”).
Common Stock
Our charter authorizes the issuance of up to 450,000,000 shares of our Common Stock. All outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.
Voting
The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders, except for matters relating solely to the terms of Preferred Stock on which holders of our Common Stock shall not be entitled to vote as provided in our charter. A majority vote of the shares present in person or represented by proxy and entitled to vote on the subject matter is required for the holders of our Common Stock to take action on all matters, except as otherwise required by law, our charter or our bylaws. Our charter does not provide for cumulative voting in the election of directors.
Dividends
Subject to preferences that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.
Distributions on Liquidation
In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares Preferred Stock.
Rights and Preferences
Holders of Common Stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.
Preferred Stock
Under the terms of our charter, our board of directors has the authority, without further action by our stockholders, to issue up to 50,000,000 shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock.
Anti-Takeover Effects of Delaware Law and Provisions of Our Charter and Bylaws
Our charter and bylaws include a number of provisions that may have the effect of delaying, deferring or preventing another party from acquiring control of us and encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.
•Issuance of undesignated Preferred Stock: Under our charter, our board of directors has the authority, without further action by the stockholders, to issue up to 50,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of Preferred Stock enables our board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•Classified board: Our charter establishes a classified board of directors consisting of three classes of directors, with staggered three-year terms. Only one class of directors is elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change of control of our board of directors.
•Election and removal of directors and board vacancies: Our bylaws provide that directors will be elected by a plurality vote. Our charter and bylaws also provide that our board of directors has the right to increase or decrease the size of the board to fill vacancies on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least 66 2/3% of the votes that all our stockholders would be entitled to cast in an annual election of directors. Only our board of directors is authorized to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution adopted by a majority of the whole board of directors. These provisions prevent stockholders from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Requirements for advance notification of stockholder nominations and proposals: Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.
•No written consent of stockholders: Our charter provides that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our bylaws or removal of directors by our stockholders without holding a meeting of stockholders.
•No stockholder ability to call special meetings: Our bylaws provide that only a majority of the members of our board of directors then in office may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.
•Amendments to certificate of incorporation and bylaws: As required by the Delaware General Corporation Law (the “DGCL”), any amendment to our charter will be required to be approved by a majority of our board of directors as well as, if required by law or the charter, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of provisions to board classification, election, removal and vacancies, stockholder action, certificate amendments, bylaw amendments, liability of directors, indemnification of directors and officers, and Delaware exclusive forum must be approved by not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our bylaws must be approved by either a majority of the authorized number of directors constituting the board of directors or not less than 66 2/3% of the outstanding shares entitled to vote on the amendment, voting together as a single class.
These provisions are designed to enhance the likelihood of continued stability in the composition of our board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.
Choice of Forum
Our charter requires that the Court of Chancery of the State of Delaware be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to us or our stockholders; (3) any action asserting a claim against us or any director or officer or other employee arising pursuant to the DGCL or our charter or bylaws; or (4) any action asserting a claim against us that is governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. Our bylaws provide further that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. The forum selection provisions will not apply to claims brought to enforce a duty or liability created by the Exchange Act. It is possible that a court could find that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. In addition, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors or officers.
Registration Rights Agreements
2016 Registration Rights Agreement
In connection with our public offering of Common Stock on September 19, 2016, we entered into a registration rights agreement (the “2016 Registration Rights Agreement”) with certain holders of our securities. Under the 2016 Registration Rights Agreement, we agree that, if at any time and from time to time after December 19, 2016, those investors demand that we register their shares of our Common Stock for resale under the Securities Act, we would be obligated to effect such registration. We have registered an aggregate of approximately 1,292,268 shares (after giving effect to the 1-for-5 reverse stock split in September 2023 and the subsequent 1-for-4 reverse stock split in December 2023) for resale, from time to time, by such stockholders. Our registration obligations under the 2016 Registration Rights Agreement covers all shares now held or hereafter acquired by the stockholders who are a party to such agreement and is in effect until the earlier of (a) the date when all of the 2016 Registrable Securities (as defined in the 2016 Registration Rights Agreement) subject to the demand registration rights under the 2016 Registration Rights Agreement have been sold pursuant to an effective registration statement; (b) the 2016 Registrable Securities have been sold pursuant to Rule 144 under the Securities Act (or other similar rule); (c) the 2016 Registrable Securities may be resold without limitations as to volume or manner of sale pursuant to Rule 144 under the Securities Act; or (d) 10 years after the date of the 2016 Registration Rights Agreement, and includes our obligation to facilitate certain underwritten public offerings of our Common Stock by these stockholders in the future.
The foregoing description of the 2016 Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2016 Registration Rights Agreement, a copy of which is filed as Exhibit 4.2 to this Registration Statement.
2024 Registration Rights Agreement
In connection with the closing of a private placement on November 5, 2024 (the “PIPE”), we entered into a registration rights agreement (the “2024 Registration Rights Agreement”) with certain institutional accredited investors (each, a “Selling Stockholder” and collectively, the “the Selling Stockholders”), pursuant to which, among other things, we agreed to file a registration statement covering the resale of the shares of Common Stock issued in the PIPE and the shares of Common Stock underlying the pre-funded warrants (the “Pre-Funded Warrants”) issued in the PIPE (the “2024 Registrable Securities”) by no later than the 30th calendar day following the closing date of the PIPE. In addition, we have agreed to use our best efforts to cause such registration statement to become effective as soon as practicable, but in any event no later than the earlier of (a) the 105th calendar day following the closing date or, (b) the fifth business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the registration statement will not be “reviewed” or will not be subject to further review. We are required to use our best efforts to keep such registration statement continuously effective until the date that all 2024 Registrable Securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144. We will be responsible for all fees and expenses incurred in connection with the registration of the 2024 Registrable Securities.
The 2024 Registration Rights Agreement requires us to provide certain customary indemnification to the Selling Stockholders in connection with the registration statement.
The foregoing description of the 2024 Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the 2024 Registration Rights Agreement, a copy of which is filed as Exhibit 4.3 to this registration statement.
Transfer Agent and Registrar
Equiniti Trust Company, LLC serves as the transfer agent and registrar for our Common Stock.

Listing
Our Common Stock is listed on Nasdaq under the symbol “NGNE.”
Debt Securities
The paragraphs below describe the general terms and provisions of the debt securities we may issue. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indenture, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. [We have included the form of the indenture as an exhibit to our registration statement of which this prospectus is a part, and it is incorporated into this prospectus by reference.] Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. References below to an “indenture” are references to the indenture, as supplemented, under which a particular series of debt securities is issued. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.
General
The indenture:
•does not limit the amount of debt securities that we may issue;
•allows us to issue debt securities in one or more series;
•does not require us to issue all of the debt securities of a series at the same time; and
•allows us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series.
The prospectus supplement for each offering of debt securities will provide the following terms, where applicable:
•the title of the debt securities and whether they are senior, senior subordinated or subordinated debt securities;
•the aggregate principal amount of the debt securities being offered and any limit on their aggregate principal amount, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;
•the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the full principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common stock or preferred stock or the method by which any such portion shall be determined;
•if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto, and any applicable limitations on the ownership or transferability of common stock or preferred stock received on conversion;
•the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;
•the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;
•the date or dates, or the method for determining the date or dates, from which interest will accrue;
•the dates on which interest will be payable;
•the record dates for interest payment dates, or the method by which we will determine those dates;
•the persons to whom interest will be payable;
•the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
•any collateral securing the performance of our obligations under the debt securities;
•the place or places where the principal of, premium, if any, and interest on, the debt securities will be payable;
•where the debt securities may be surrendered for registration of transfer or conversion or exchange;
•where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;
•any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;
•any right or obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision;
•the currency or currencies (including any composite currency) in which the debt securities are denominated and payable if other than United States dollars, and the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;
•whether the amount of payments of principal of, premium, if any, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;
•whether the debt securities will be in registered form, bearer form or both, and the terms of these forms;

•whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;
•any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form;
•whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;
•any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;
•any deletions from, modifications of, or additions to our events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates; and
•any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.
We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences and other relevant considerations applicable to original issue discount securities.
Neither the DGCL nor our governing instruments define the term “substantially all” as it relates to the sale of assets. Additionally, Delaware cases interpreting the term “substantially all” rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.
The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.
Events of Default
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
•our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;
•our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;
•our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25 percent in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time); or

•certain events of bankruptcy, insolvency or reorganization occur with respect to Neurogene or any restricted subsidiary of Neurogene that is a significant subsidiary (as defined in the indenture).
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the outstanding debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable immediately. However, the holders of at least a majority in principal amount of outstanding debt securities of such series may rescind and annul such declaration and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.
The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series, by notice to the trustee, may, on behalf of all holders, waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest.
The indenture will require the trustee to give notice to the holders of debt securities within 90 days after the trustee obtains knowledge of a default that has occurred and is continuing. However, the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.
The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.
Amendment, Supplement and Waiver
Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series:
•to cure any ambiguity, omission, defect or inconsistency;
•to comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;
•to provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;
•to create a series and establish its terms;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•to release a guarantor in respect of any series which, in accordance with the terms of the indenture applicable to such series, ceases to be liable in respect of its guarantee;
•to add a guarantor subsidiary in respect of any series of debt securities;
•to secure any series of debt securities;
•to add to the covenants of Neurogene for the benefit of the holders or surrender any right or power conferred upon Neurogene;
•to appoint a successor trustee with respect to the securities;
•to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•to make any change that does not adversely affect the rights of holders; or
•to conform the provisions of the indenture to the final offering document in respect of any series of debt securities.
The indenture will provide that we and the trustee may amend or supplement any provision of the debt securities of a series or of the indenture relating to such series with the written consent of the holders of at least a majority in principal amount of the outstanding debt securities of such series. However, without the consent of each holder of a debt security the terms of which are directly amended, supplemented or waived, an amendment, supplement or waiver may not:
•reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
•reduce the rate of or extend the time for payment of interest, including defaulted interest;
•reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities of a series in a manner adverse to holders;
•make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;
•modify the ranking or priority of the debt securities of the relevant series;
•release any guarantor of any series from any of its obligations under its guarantee or the indenture otherwise than in accordance with the terms of the indenture;
•make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series, except to increase the percentage required for modification or waiver or to provide for consent of each affected holder of debt securities of such series;
•waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or
•make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.
The holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of all holders of debt securities of that series, waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal.
Defeasance
The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:
•depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and
•complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.
In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.
Transfer and Exchange
A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.
Concerning the Trustee
The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.
The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
No Recourse Against Others
The indenture will provide that there is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any debt security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
Governing Law
The laws of the State of New York will govern the indenture and the debt securities.

Warrants
We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities.
If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.
Units
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•the title of the series of units;
•identification and description of the separate constituent securities comprising the units;
•the price or prices at which the units will be issued;
•the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•a discussion of certain United States federal income tax considerations applicable to the units; and
•any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•to or through a market maker otherwise than on Nasdaq or such other securities exchanges or quotation or trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or re-allowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we offer, other than shares of our common stock, will be new issues of securities, and all securities we offer, other than our common stock, will have no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on Nasdaq may engage in passive market making transactions in the securities on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Neurogene Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE
This prospectus incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We are incorporating by reference the documents listed below:
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 23, 2025 (our “Annual Report”); and
•the description of our securities contained in Exhibit 4.3 to our Annual Report, as may be further amended by any amendments or reports filed for the purposes of updating this description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.
We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Neurogene Inc., 535 W 24th St., 5th Floor, New York, NY 10011, telephone: (855) 508-3568. You also may access these filings on our website at www.neurogene.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about registrants, like us, that file electronically with the SEC.
Information about us is also available at our website at http://www.neurogene.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.
We have filed with the SEC this registration statement relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website or our website.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the SEC registration fee and the FINRA filing fee:

SEC registration fee		$45,930
FINRA filing fee		$45,500
Printing fees and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*
_______________
*       These fees and expenses are calculated based on the types of securities offered and the number of issuances and therefore cannot be estimated at this time.
Item 15. Indemnification of Officers and Directors
Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the DGCL are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
As permitted by the DGCL, the Registrant’s charter contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director to the fullest extent permitted under applicable law.
As permitted by the DGCL, the Registrant’s bylaws provide that:
•the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, subject to very limited exceptions;
•the Registrant may indemnify its other employees and agents as set forth in the DGCL;
•the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to very limited exceptions; and
•the rights conferred in the bylaws are not exclusive.
The Registrant has entered, and intends to continue to enter, into separate indemnification agreements with its directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s charter and bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director or executive officer of the Registrant regarding which indemnification is sought.
The indemnification provisions in the Registrant’s charter, bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

The Registrant currently carries liability insurance for its directors and officers.
Item 16. Exhibits

Exhibit	Description
2.1†
Agreement and Plan of Merger, dated as of July 17, 2023, by and among Neoleukin Therapeutics, Inc., Project North Merger Sub, Inc. and Neurogene Inc. (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

3.1
Amended and Restated Certificate of Incorporation of the Company, filed December 18, 2023 (Incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2023).

3.2
Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.3 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2023).

3.3
Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Stock of Neurogene Inc. filed August 8, 2019 (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2019).

4.1
Specimen Common Stock Certificate of Neurogene Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the Securities and Exchange Commission on May 13, 2014).

4.2
Registration Rights Agreement, dated September 19, 2016, by and between Aquinox Pharmaceuticals, Inc. and the persons listed on Schedule A attached thereto (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2016).

4.3	Form of Registration Rights Agreement (Incorporated by reference to Exhibit 10.2 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2024).
4.4	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 19, 2019).
4.5	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 2, 2020).
4.6
Form of Pre-Funded Warrant (Incorporated by reference to Exhibit A of Exhibit C to Exhibit 2.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 18, 2023).

4.7	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2024).
4.8	Form of Debt Indenture.
4.9*	Form of Debt Securities.
4.10*	Form of Warrant Agreement and Warrant Certificate.
4.11*	Form of Unit Agreement and Unit Certificate.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).
24.1	Power of Attorney.
25.1**	Statement of Eligibility of Trustee under the Indenture.
107	Filing Fee Table.
__________________
†    Portions of this exhibit (indicated by asterisk) have been omitted in accordance with the rules of the Securities and Exchange Commission.
*    To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
**    To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the applicable rules thereunder.

Item 17. Undertakings
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fees Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(j)To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 24, 2025.

NEUROGENE INC.

By:	/s/ Rachel McMinn
Rachel McMinn, Ph.D.
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Rachel McMinn and Christine Mikail, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Signatures
Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Rachel McMinn, Ph.D.	Chief Executive Officer, Director (Principal Executive Officer)	March 24, 2025
Rachel McMinn, Ph.D.

/s/ Christine Mikail, J.D.	President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2025
Christine Mikail, J.D.

/s/ Robert Baffi, Ph.D.	Director	March 24, 2025
Robert Baffi, Ph.D.

/s/ Cory Freedland, Ph.D.	Director	March 24, 2025
Cory Freedland, Ph.D.

/s/ Sarah B. Noonberg, M.D., Ph.D.	Director	March 24, 2025
Sarah B. Noonberg, M.D., Ph.D.

/s/ Rohan Palekar	Director	March 24, 2025
Rohan Palekar

/s/ Robert Keith Woods	Director	March 24, 2025
Robert Keith Woods